EXHIBIT 32.1

Section 1350 Certifications

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Atlas Air Worldwide Holdings, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2015 as filed with the Securities and Exchange Commission (the “Report”), we, William J. Flynn and Spencer Schwartz, Chief Executive Officer and Chief Financial Officer, respectively, of the Company certify that to our knowledge:

1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2015	/s/ William J. Flynn
William J. Flynn
President and Chief Executive Officer

/s/ Spencer Schwartz
Spencer Schwartz
Executive Vice President and Chief Financial Officer